Owlet Announces Second Quarter 2022 Financial Results
LEHI, Utah--August 11, 2022-- Owlet, Inc. ("Owlet" or the "Company") (NYSE: OWLT) today reported preliminary unaudited financial results for the second quarter ended June 30, 2022. Owlet’s Chief Executive Officer, Kurt Workman, and Chief Financial Officer, Kate Scolnick, will host a conference call to review the Company’s results and provide a business update today, August 11, 2022 at 4:30 p.m. ET.

Recent Highlights and Updates
●Generated revenues of $18.3 million in the second quarter of 2022
●Launched next-generation HD nursery Owlet Cam 2 and Predictive Sleep Technology tool in July
●Plans to submit 510(k) to the U.S. Food and Drug Administration (“FDA”) for a new prescription version of Owlet’s Babysat monitoring system in the coming weeks
●In July, achieved the Company’s most successful Prime Day, with Owlet ranking as the #1 bestselling baby monitor on Amazon1

“Our second quarter performance reflects a challenging quarter, but we saw encouraging signs of our underlying strategy taking hold. We saw positive momentum in product demand, sell-through and post-purchase satisfaction metrics, which will help in laying the groundwork as we refocus the Company toward profitability,” said Kurt Workman, Owlet Co-Founder and Chief Executive Officer. “With that in mind, given the tightening of retail inventory levels in the face of macroeconomic pressures, along with the working capital hangover from the FDA Warning Letter process, we are significantly reducing our planned operating expenses and refocusing the business with a short-term goal of break-even. We are optimistic these pivots will put the business on track toward profitability sooner, as we build on the foundation of our core technologies, accelerating adoption and expanding use cases with medical devices.”

“In addition to focusing on sell-through and medical device submissions, efficiently managing our cash is a top priority,” said Kate Scolnick, Owlet Chief Financial Officer. “Last month, we made considerable adjustments to our operating expenses to better align costs with current sell-through levels, allowing us to extend our cash runway and achieve break-even on a more accelerated timeline than we’d previously planned.”

Financial Results for the Second Quarter Ended June 30, 2022

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Revenues were $18.3 million, compared to revenues of $24.9 million for the second quarter of 2021. The revenue decline was primarily due to lower shipments during the quarter, impacted by both consumer sell-through levels and retailers targeting lower inventory levels, reflecting macroeconomic conditions.

Cost of revenues was $11.7 million with gross margins of 36.1%, compared to $11.4 million and 54.2% in the same period in 2021. The gross margin decline was primarily due to cost inflation, including shipping and fulfillment, and higher retail promotions and returns as a percent of sales volume. The returns adjustment in the second quarter of 2022 included the impact of adjustments for liabilities to retailers for returns related to the FDA Warning Letter. The Company does not anticipate additional, material return-to-vendor activity in the U.S. and expects return adjustments and gross margin to improve.

Operating expenses were $27.0 million, compared to $19.4 million for the same period in 2021. The increase in year-over-year operating expenses was primarily attributed to planned increases in spending associated with scaling of the business.

Operating loss and net loss were $20.4 million and $11.7 million, respectively, compared to $5.9 million and $5.3 million, respectively, for the second quarter of 2021.
1 Stackline data, July 2022.

Adjusted EBITDA loss was $16.7 million, compared to $2.6 million for the second quarter of 2021.

Net loss per share was $0.11 and adjusted net loss per share was $0.16, compared to a net loss per share of $0.24 and adjusted net loss per share of $0.15 per share for the second quarter of 2021.

Financial Outlook

The Company will speak to its financial outlook as part of the business update provided during Owlet’s conference call on August 11, 2022 at 4:30 p.m. ET. Conference call details are provided below and on the Company’s Investor Relations website at investors.owletcare.com.

Resignation of Michael Abbott

The Company is also announcing the resignation of Michael Abbott, Owlet President, effective September 1, 2022, as he plans to spend more time with his family and pursue other ventures. Upon Abbott's departure, his responsibilities will be reallocated among current members of management. He will also resign his position as a member of the Company's board of directors.

“The Board of Directors and I are grateful to Mike for his leadership over the past four-plus years at Owlet, helping to grow the organization from a start-up to a public company, supporting parents around the globe,” said Owlet Co-Founder and Chief Executive Officer Kurt Workman. “During his Owlet tenure, Mike oversaw the development and launch of many new products and services, during which time Owlet surpassed one million babies monitored. We thank him for his tireless work and support, and we wish him the best in this next stage of his journey.”

Abbott joined the Company in February 2018 as Chief Financial Officer before assuming the role of President in December 2019. He became a member of the board of directors in July 2021.

“During my time here, I am proud of the numerous personal and professional achievements, as we have built Owlet into a national and international brand,” Abbott said. “I look forward to watching the Company's continued success."

Forward-Looking Statements
This release and oral statements made from time to time by representatives of the Company may contain or incorporate by reference certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” or the negation thereof, or similar expressions. In addition, all statements (including any underlying assumptions) that address projected or future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions, and statements expressing general views about our future results, performance, operations or business are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.
Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) Owlet’s competition and ability to profitably grow and manage growth; (2) the regulatory pathway for Owlet products and responses from regulators, including the U.S. Food and Drug Administration and similar regulators outside of the United States, as well as legal proceedings and regulatory requirements; (3) risks associated with the Company’s loan and/or other debt agreements, including compliance with debt covenants, restrictions on our ability to raise capital, the impact of our overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (4) the ability of Owlet to maintain relationships with customers, manufacturers and suppliers and retain Owlet’s management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive and/or other factors, such as changes in discretionary consumer spending and consumer preferences; (7) the ability of Owlet to implement its strategic initiatives, innovate its existing products and adapt to changes in consumer preferences and industry and retail trends; (8) the ability of Owlet to acquire, defend and protect its intellectual property and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection and risks associated with Owlet’s digital platforms and technologies; (9) the impact of and disruption to Owlet’s business, financial condition, operations and supply chain due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, social unrest, hostilities, natural disasters or other catastrophic events; and (10) other risks and uncertainties set forth in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
All future written and oral forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, Owlet operates in an evolving environment. In addition to the factors described above, new risk factors and uncertainties may emerge from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict such events or how they may affect us.
Except as required by federal securities laws, the Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or otherwise, although we may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share.
The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share provide a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.
The Company’s non-GAAP financial measures should not be considered as an alternative to net loss or net loss per share as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest income, and depreciation and amortization. Adjusted EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest income, depreciation and amortization, warrant liability adjustments, stock-based compensation, and transaction costs. Adjusted net loss is defined as net loss adjusted for warrant liability adjustments, stock-based compensation, and transaction costs. Adjusted loss per share is defined as Adjusted net loss divided by weighted-average shares of common stock.
EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Conference Call and Webcast information

Owlet will host a conference call and audio webcast today at 4:30 p.m. ET to discuss these results.

To access the conference call by telephone, please dial (844) 200-6205 (domestic) or +1 (929) 526-1599 (international) and reference Access Code 520137. To listen to the conference call via live audio webcast, please visit the Latest Events section of Owlet’s Investor Relations website at investors.owletcare.com.

A replay of the conference call will be available by telephone by dialing (866) 813-9403 (domestic) or +44 (204) 525-0658 (international) and using Access Code 292257. The archived webcast will also be available on Owlet’s Investor Relations website mentioned above.

About Owlet, Inc.

Owlet was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel more calm and confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. To learn more, visit www.owletcare.com.

Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	June 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$37.3	$95.1
Accounts receivable	24.0	10.5
Inventory	29.4	18.0
Prepaid expenses and other current assets	3.3	12.3
Total current assets	93.9	135.8
Property and equipment, net	1.7	1.9
Right of use assets, net	2.9	—
Intangible assets, net	2.4	1.7
Other assets	0.9	0.7
Total assets	$101.9	$140.0
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27.6	$27.8
Accrued and other expenses	28.7	31.7
Current portion of deferred revenues	1.1	1.1
Line of credit	4.3	—
Current portion of long-term debt	11.1	8.5
Total current liabilities	72.9	69.1
Long-term debt, net	—	8.0
Noncurrent lease liabilities	2.1	—
Common stock warrant liability	5.1	7.1
Other long-term liabilities	0.2	0.7
Total liabilities	80.3	84.9
Total stockholders’ equity	21.5	55.2
Total liabilities and stockholders’ equity	$101.9	$140.0

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	For the Six Months Ended June 30,
	2022	2021
Net cash used in operating activities	$(55.7)	$(15.6)
Net cash used in investing activities	$(1.2)	$(0.7)
Net cash (used in) provided by financing activities	$(0.9)	$11.5
Net change in cash and cash equivalents	$(57.8)	$(4.8)

1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$18.3	$24.9	$39.9	$46.8
Cost of revenues	11.7	11.4	24.5	20.6
Gross profit	6.6	13.5	15.4	26.2
Operating expenses:
General and administrative	9.5	7.3	19.8	13.3
Sales and marketing	9.7	7.6	21.4	13.7
Research and development	7.8	4.5	16.3	7.9
Total operating expenses	27.0	19.4	57.4	34.9
Operating loss	(20.4)	(5.9)	(42.1)	(8.7)
Other income (expense):
Interest expense, net	(0.2)	(0.5)	(0.4)	(0.9)
Preferred stock warrant liability adjustment	—	(1.0)	—	(5.6)
Common stock warrant liability adjustment	8.8	—	1.9	—
Gain on loan forgiveness	—	2.1	—	2.1
Other income (expense), net	0.1	(0.1)	0.1	(0.1)
Total other income (expense), net	8.7	0.5	1.6	(4.5)
Loss before income tax provision	(11.7)	(5.3)	(40.4)	(13.2)
Income tax provision	—	—	—	—
Net loss and comprehensive loss	$(11.7)	$(5.3)	$(40.5)	$(13.2)
Net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.24)	$(0.37)	$(0.59)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	110,812,198	22,531,185	110,599,437	22,383,324

1 Amounts may not sum due to rounding

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net Loss	$(11.7)	$(5.3)	$(40.5)	$(13.2)
Income tax provision	—	—	—	—
Interest expense, net	0.2	0.5	0.4	0.9
Depreciation and amortization	0.4	0.3	0.7	0.5
EBITDA	$(11.2)	$(4.6)	$(39.4)	$(11.8)
Preferred stock warrant liability adjustment	—	1.0	—	5.6
Common stock warrant liability adjustment	(8.8)	—	(1.9)	—
Gain on loan forgiveness	—	(2.1)	—	(2.1)
Stock based compensation	3.3	0.8	6.6	1.6
Merger transaction costs	—	2.2	—	4.0
Loss on extinguishment of debt	—	0.2	—	0.2
Adjusted EBITDA	$(16.7)	$(2.6)	$(34.7)	$(2.5)

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net Loss	$(11.7)	$(5.3)	$(40.5)	$(13.2)
Non-GAAP Adjustments:
Preferred stock warrant liability adjustment	—	1.0	—	5.6
Common stock warrant liability adjustment	(8.8)	—	(1.9)	—
Gain on loan forgiveness	—	(2.1)	—	(2.1)
Stock based compensation	3.3	0.8	6.6	1.6
Merger transaction costs	—	2.2	—	4.0
Loss on extinguishment of debt	—	0.2	—	0.2
Adjusted Net Loss	$(17.3)	$(3.3)	$(35.8)	$(3.9)
Net loss per share	$(0.11)	$(0.24)	$(0.37)	$(0.59)
Adjusted net loss per share	$(0.16)	$(0.15)	$(0.32)	$(0.17)
Weighted average number of shares outstanding	110,812,198	22,531,185	110,599,437	22,383,324

1 Amounts may not sum due to rounding

Investors
Mike Cavanaugh
ICR Westwicke
Phone: (617) 877-9641
mike.cavanaugh@westwicke.com

Media
Jane Putnam
Owlet, Inc.
Phone: (801) 647-0025
jputnam@owletcare.com